Exhibit 10.2
FORM OF
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
CHUY’S HOLDINGS, INC. 2020 OMNIBUS INCENTIVE PLAN
This Restricted Stock Unit Agreement (this “RSU Agreement”), dated as of [[GRANTDATE]] (the “Date of Grant”), is made by and between Chuy’s Holdings, Inc., a Delaware corporation (the “Company”) and [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”). Capitalized terms used without definition herein shall have the meaning ascribed to them in the Chuy’s Holdings, Inc. 2020 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of Restricted Stock Units. Pursuant to Section 10 of the Plan, the Company hereby grants to the Participant [[SHARESGRANTED]] restricted stock units (the “Restricted Stock Units”), subject to all of the terms and conditions of this RSU Agreement and the Plan. Each Restricted Stock Unit shall represent the right to receive one share of Common Stock on the Settlement Date (as defined below).
2.Vesting of Restricted Stock Units. The Restricted Stock Units specified in Section 1 of this RSU Agreement shall vest as follows:
(a)Vesting. Subject to the provisions set forth below, and except to the extent set forth in Section 12 of the Plan, on each of the first four (4) anniversaries of the Date of Grant (each such date, a “Vesting Date”), a number of Restricted Stock Units equal to twenty-five percent (25%) multiplied by the number of Restricted Stock Units specified in Section 1 of this RSU Agreement will become nonforfeitable, subject in each case to the continued employment of the Participant by the Company or one of its Subsidiaries or Affiliates from the date hereof through the relevant Vesting Date, and provided that the Participant has not given notice of resignation or received a notice of termination, as of each such Vesting Date, subject to paragraph (b) of this Section 2. Subject to Section 6 of this RSU Agreement, each such Vesting Date shall be a Settlement Date under this RSU Agreement.
(b)Termination of Employment. Subject to Section 12 of the Plan, upon termination of the Participant’s employment with the Company and its Affiliates for any reason (including, but not limited to, the death or Disability of the Participant) any Restricted Stock Units that have not become nonforfeitable hereunder shall be immediately forfeited.
3.Transfer of Awards. No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this RSU Agreement will be valid. Any purported Transfer of Restricted Stock Units or any economic benefit or interest therein in violation of this RSU Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Stock Units or any economic benefit or interest therein transferred in violation

Exhibit 10.2
of this RSU Agreement shall not be entitled to be recognized as a holder of such Restricted Stock Units. Without prejudice to the foregoing, in the event of a Transfer or an attempted Transfer in violation of this RSU Agreement, the Company shall have the right (in its sole discretion) to terminate the Restricted Stock Units which are the subject of the Transfer or attempted Transfer.
4.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the Restricted Stock Units, including, without limitation, the number of Restricted Stock Units.
5.No Employment Contract. Nothing contained in this RSU Agreement shall (a) confer upon the Participant any right to be employed by or remain employed by the Company or any Affiliate thereof, or (b) limit or affect in any manner the right of the Company or any Affiliate thereof to terminate the employment or adjust the compensation of the Participant.
6.Settlement of Restricted Stock Units. To the extent the Restricted Stock Units shall become nonforfeitable pursuant to Section 2(a) above, the shares of Common Stock underlying such Restricted Stock Units shall be transferred to the Participant no later than 30 days after the date on which the Restricted Stock Units become nonforfeitable (each such date, a “Settlement Date”), except as otherwise provided in Section 8 and unless otherwise deferred by the Participant in accordance with procedures established by the Company subject to the limitations of Section 409A of the Code.
7.Dividend, Voting and Other Rights. The Participant shall have no rights of ownership in the Restricted Stock Units and shall have no voting rights with respect to such Restricted Stock Units unless and until the date on which the shares of Common Stock transferred to the Participant pursuant to Section 6 above and a stock certificate, or a book-entry, representing such shares of Common Stock is issued, or credited, to the Participant. Dividend equivalents will be paid in cash on the shares of Common Stock underlying the Restricted Stock Units and shall be accumulated and deferred (with no earnings accruing) until, and paid contingent upon, the vesting of the related Restricted Stock Units and paid at the same time the underlying shares of Common Stock are transferred to the Participant.
8.Retention of Restricted Stock Units by the Company. The shares of Common Stock underlying the Restricted Stock Units shall be released to the Participant by the Company’s transfer agent at the direction of the Company. At such time as the Restricted Stock Units become payable as specified in Section 6 of this RSU Agreement, the Company shall direct the transfer agent to forward all such payable shares of Common Stock to the Participant; provided, however, that (a) the Company may withhold a number of shares of Common Stock with a Fair Market Value equal to the minimum amount the Company is then required to withhold for taxes and (b) the transfer agent will be directed to forward the remaining balance of shares of Common Stock after the amount necessary for such taxes has been deducted. The foregoing provisions of this Section 8 are in all events subject to Section 409A of the Code.
9.Taxes and Withholding. To the extent that the Company or any Affiliate thereof shall be required to withhold any federal, state, local or foreign taxes in connection with the

Exhibit 10.2
issuance or vesting of the Restricted Stock Units, and the amounts available to the Company or such Affiliate for such withholding are insufficient, the Participant shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Severability. In the event that one or more of the provisions of this RSU Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.Relation to Plan. The Plan is hereby incorporated by reference into, and made a part of, this RSU Agreement, and the Restricted Stock Units and this RSU Agreement shall be subject to all terms and conditions of the Plan and this RSU Agreement. In the event of any inconsistency between the provisions of this RSU Agreement and the Plan, the provisions of the Plan shall govern.
13.Successors and Assigns. The provisions of this RSU Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Participant, and the successors and assigns of the Company.
14.Securities Laws Requirements. The Company shall not be obligated to issue Restricted Stock Units or Common Stock underlying such Restricted Stock Units to the Participant, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state statutes having similar requirements as may be in effect at that time.
15.Delays. Notwithstanding anything in the Plan or this RSU Agreement to the contrary, the Administrator shall have the right to suspend or delay any time period prescribed in the Plan or this RSU Agreement for any action if the Administrator shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.
16.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.
17.Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to the Participant shall be addressed to the Participant at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.
18.Clawback. If, at any time, the Administrator, in its sole discretion, determines that any action or omission by the Participant constituted (a) wrongdoing that contributed to any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary thereof or (d) fraud, then

Exhibit 10.2
in each such case of (a) through (d), commencing with the first fiscal year of the Company during which such action or omission occurred, the Participant shall forfeit (without any payment therefor) up to 100% of any Restricted Stock Units that have not vested and shall repay to the Company, upon notice to the Participant by the Company, up to an amount equal to 100% of the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units that were delivered to the Participant, during and after such fiscal year. The Administrator shall determine, in its sole discretion, the date of occurrence of such action or omission, the percentage of the Restricted Stock Units that shall be forfeited and the percentage of the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units that must be repaid to the Company. This Section 18 is not intended to limit the Company’s ability to pursue other means to recover damages resulting from wrongdoing and the Company retains all rights it may have under applicable law.
19.Amendment. Subject to the terms of the Plan, the Administrator may, at any time, revise or amend this RSU Agreement in any respect whatsoever. No such revision or amendment may, without the consent of a Participant, impair the Participant’s rights under this RSU Agreement.

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Exhibit 10.2
IN WITNESS WHEREOF, the parties hereto have executed and delivered this RSU Agreement on the day and year first above written.

CHUY’S HOLDINGS, INC.:

By:
	Name:	Steven J. Hislop
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]:
Participant

By: